Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE NEW YORK 10036-6522 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com December 1, 2016

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OceanFirst Financial Corp.

975 Hooper Avenue

Toms River, New Jersey 08753

RE:	Post-effective Amendment No. 2 on Form S-3
to the Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to OceanFirst Financial Corp., a Delaware corporation (the “Company”), in connection with the filing on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 2 on Form S-3 (the “Amendment”) to the Registration Statement on Form S-4 (Registration No. 333-213307) filed by the Company with the Commission on August 25, 2016 (the “Initial Registration Statement”), as amended by Amendment No. 1 to the Initial Registration Statement filed with the Commission on October 6, 2016 (“Amendment No. 1”), as further amended by Amendment No. 2 to the Initial Registration Statement filed with the Commission on October 17, 2016 (“Amendment No. 2” and, together with the Initial Registration Statement and Amendment No. 1, the “Amended Registration Statement”), and as further amended by Post-Effective Amendment No. 1 on Form S-8 to the Amended Registration Statement on Form S-4 filed with the Commission on December 1, 2016 (“Post-effective Amendment No. 1” and, together with the Amended Registration Statement and the Amendment, the “Registration Statement”), which Amended Registration Statement was declared effective by the Commission at 5:00 p.m. on October 19, 2016. The Amendment relates to the 69,602 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that were registered on the Amended Registration Statement and that are issuable under (i) the Ocean Shore Holding Co. 2005 Equity Incentive Plan and (ii) the Ocean Shore Holding Co. 2010 Equity Incentive Plan (collectively, the “Plans” and each, a “Plan”) to Ocean Shore Holding Co. (“Ocean Shore”) employees and directors who will not continue as employees or directors of the Company after consummation on November 30, 2016 of the merger (the “Merger”) of Masters Merger Sub Corp., a New Jersey corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Ocean Shore, pursuant to the Agreement and Plan of Merger, dated as of July 12, 2016 (the “Merger Agreement”), by and among the Company, Merger Sub and Ocean Shore. Upon consummation of the Merger, the options, whether vested or unvested, to purchase shares of the common stock, par value $0.01 per share, of Ocean Shore that were issued and outstanding immediately prior to the effective time of such merger (the “Ocean Shore Options”) were automatically converted into options to purchase the Shares from the Company.

OceanFirst Financial Corp.

December 1, 2016

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) Amendment No. 1;

(c) Amendment No. 2;

(d) Post-effective Amendment No. 1;

(e) the Amendment in the form to be filed with the Commission on the date hereof;

(f) the Merger Agreement;

(g) the Plans;

(h) an executed copy of a certificate of Steven J. Tsimbinos, First Senior Vice President and General Counsel of the Company, dated the date hereof (the “Officer’s Certificate”);

(i) a copy of the Company’s Certificate of Incorporation, as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware on November 28, 2016, and certified pursuant to the Officer’s Certificate;

(j) a copy of the Company’s Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Officer’s Certificate;

(k) a specimen certificate representing the Common Stock;

(l) a copy of certain resolutions of the Board of Directors of the Company, adopted on July 12, 2016, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the filing of the Registration Statement and related matters, certified pursuant to the Officer’s Certificate; and

(m) a copy of a certificate, dated November 28, 2016, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

OceanFirst Financial Corp.

December 1, 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Officers’ Certificate.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent; (ii) the issuance of the Shares will be properly recorded in the books and records of the Company and (iii) each award agreement (each, an “Award Agreement”) pursuant to which the Ocean Shore Options were granted is consistent with the terms of the applicable Plan and was duly authorized, validly executed and delivered by the parties thereto.

OceanFirst Financial Corp.

December 1, 2016

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized and that, when such Shares have been issued in accordance with the terms and conditions of the applicable Plan and the applicable Award Agreement for consideration at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment. We also consent to the reference to our firm under the caption “Legal Matters” in the Amendment. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DCI